Exhibit 99.1

NEWS RELEASE

Metropolitan Bank Holding Corp. Prices Public Offering of Common Stock

NEW YORK, NEW YORK – September 15, 2021 – Metropolitan Bank Holding Corp. (NYSE: MCB) (the “Company”), the holding company for Metropolitan Commercial Bank (the “Bank”), today announced the pricing of an underwritten public offering of 2,000,000 shares of its common stock at a price of $75.00 per share. The Company also granted the underwriters a 30-day option to purchase up to an additional 300,000 shares of common stock.

The aggregate gross proceeds of the offering will be approximately $150.0 million before discounts and expenses. Assuming full exercise by the underwriters of their option to purchase additional shares, the aggregate gross proceeds of the offering would be approximately $172.5 million before discounts and expenses. The Company plans to use the net proceeds from the offering for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets. The offering is expected to close on September 20, 2021, subject to customary closing conditions.

J.P. Morgan and Keefe, Bruyette & Woods, A Stifel Company, are acting as joint book-running managers.

Metropolitan Bank Holding Corp. has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3 (File No. 333-254197) and a preliminary prospectus supplement for the offering to which this press release relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents we have filed and will file with the SEC for more complete information about the Company and this offering. The proposed offering is being made only by means of an effective shelf registration statement, including a preliminary prospectus supplement and final prospectus supplement, copies of which may be obtained, when available, for free by visiting EDGAR on the SEC website at www.sec.gov. Additionally, copies may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (866) 803-9204; or from Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free at (800) 966-1559.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs and provides critical global payments infrastructure to its fintech partners. The Bank is a New York State chartered commercial bank and a Federal Reserve System member bank whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

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Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services and competition. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Investor Contact:

Gregory A. Sigrist

Executive Vice President and Chief Financial Officer

(212) 301-7880

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